Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272616

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2023)

MicroVision, Inc.

$150,000,000

Common Stock

We have entered into a sales agreement with Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC, or the Sales Agents, relating to the sale of up to $150,000,000 of shares of our common stock, $0.001 par value per share, or the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, we may offer and sell shares of our common stock from time to time through the Sales Agents, acting as our agents, or directly to the Sales Agents, acting as principals.

Our shares are quoted on The Nasdaq Global Market under the symbol “MVIS.” On March 1, 2024, the last reported sale price of our common stock on The Nasdaq Global Market was $2.31 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Sales Agents are not required to sell a certain number of shares or dollar amount of our common stock. The Sales Agents will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agents will each be entitled to a commission equal to 3% of the gross sales price per share sold by such Sales Agent under the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts.

Under the terms of the Sales Agreement, we may also sell shares of our common stock to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Mizuho	Craig-Hallum

The date of this prospectus supplement is March 5, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated June 13, 2023, and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in shares of our common stock. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control.

All references in this prospectus supplement to “MicroVision,” “the Company,” “we,” “us” or “our” mean MicroVision, Inc., unless we state otherwise, or the context otherwise requires.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We have not, and the Sales Agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, our consolidated financial statements and related notes thereto and the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

MicroVision is a global developer and supplier of lidar hardware and software solutions focused primarily on automotive lidar and advanced driver-assistance systems, or ADAS, markets where we can deliver safe mobility at the speed of life. We offer a suite of light detection and ranging, or lidar, sensors and perception and validation software to automotive original equipment manufacturers, or OEMs, for ADAS and autonomous vehicle, or AV, applications, as well as to complementary markets for non-automotive applications including industrial, robotics and smart infrastructure. We believe our long history of developing and commercializing the core components of our lidar hardware and related software, combined with the experience of the team we acquired from Ibeo Automotive Systems, or Ibeo, with automotive-grade qualification, gives us a compelling advantage as a development and commercial partner.

Founded in 1993, MicroVision, Inc. is a pioneer in laser beam scanning, or LBS, technology, which is based on our patented expertise in micro-electromechanical systems, or MEMS, laser diodes, opto-mechanics, electronics, algorithms and software and how those elements are packaged into a small form factor. Throughout our history, we have combined our proprietary technology with our development expertise to create innovative solutions to address existing and emerging market needs, such as augmented reality microdisplay engines; interactive display modules; consumer lidar components; and, most recently, automotive lidar sensors and software solutions for the automotive market.

In January 2023, we acquired certain strategic assets of Germany-based Ibeo, which was founded in 1998 as a lidar hardware and software provider. Ibeo developed and launched the first lidar sensor to be automotive qualified for serial production with a Tier 1 automotive supplier and that is currently available in passenger cars by premium OEMs. Ibeo developed software solutions, including perception and validation software, which are also used by premium OEMs. In addition, Ibeo sold its products for non-automotive uses such as industrial, smart infrastructure and robotics applications.

For the automotive market, our integrated solution combines our MEMS-based dynamic-range lidar sensor and perception software, to be integrated on our custom application specific integrated circuit, or ASIC, targeted for sale to premium automotive OEMs and Tier 1 automotive suppliers. Our ADAS solution is intended to leverage edge computing and custom ASICs to enable our hardware and perception software to be integrated into an OEM’s ADAS stack.

In addition to our dynamic-range and long-range MAVIN sensor and perception software solution for the automotive market, our product suite includes our short-range flash-based MOVIA lidar sensor, for automotive and industrial applications, including smart infrastructure, robotics, and other commercial segments. Also, our validation software tool, the MOSAIK suite, is used by OEMs and other customers including Tier 1s for validating vehicle sensors for ADAS and AV applications. The tool includes software that automates the manual data classification or annotation process, significantly reducing the time and resources required by OEMs to validate their ADAS and AV systems.

In the recent past, we developed micro-display concepts and designs for use in head-mounted augmented reality, or AR, headsets and developed a 1440i MEMS module supporting AR headsets. We also developed an interactive display solution targeted at the smart speakers market and a small consumer lidar sensor for use indoors with smart home systems.

To date, we have been unable to secure the customers at the scale needed to successfully launch our products. We have incurred substantial losses since inception and we expect to continue to incur significant losses in the near term.

Corporate Information

We were founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 18390 NE 68th Street, Redmond, WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

S-2

The Offering

Common stock we are offering	Shares of our common stock having an aggregate offering price of up to $150 million.

Common stock to be outstanding after this offering	Up to 259,647,796 shares, which assumes sales of 64,935,064 shares at an assumed public offering price of $2.31 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on March 1, 2024. The actual number of shares issued will vary depending on the sales price of shares sold in this offering. We have experienced volatility in our stock price. See “Risk Factors.”

Plan of Distribution	“At the market” offering that may be made from time to time through our Sales Agents. Under the terms of the Sales Agreement, we may also sell shares to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. See “Use of Proceeds.”

Risk factors	See “Risk Factors” elsewhere in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Listing	Our common stock is listed on The Nasdaq Global Market under the symbol “MVIS.”

The number of shares of common stock to be outstanding after this offering is based on 194,712,732 shares outstanding as of December 31, 2023 and excludes, as of that date, the following:

●	752,410 shares of our common stock issuable upon exercise of outstanding options, which were all exercisable at a weighted average exercise price of $1.35 per share, under our 2022 Incentive Plan, as amended, or the Incentive Plan;

●	10,005,399 shares of our common stock underlying unvested and/or deferred stock awards; and

●	9,422,878 shares of our common stock reserved for issuance pursuant to the Incentive Plan.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements, within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and our cooperative arrangements, future operations, financing needs or plans, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

Statements including those relating to amounts sold under the Sales Agreement and the use of proceeds therefrom, the value of our technology, management of finances and the Company’s future products and product applications, among others, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in the Company’s Securities and Exchange Commission, or SEC, reports, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus supplement may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to our Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the 12 months prior to the date of this prospectus supplement, our common stock has traded at a low of $1.82 and a high of $8.20. We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the year ended December 31, 2023, we incurred a loss per share of $0.45.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

●	investor reaction to our business strategy;
●	the success of competitive products or technologies;
●	strategic alternatives;
●	the timing and results of our development efforts with respect to our lidar sensors and ADAS solutions;
●	changes in regulatory or industry standards applicable to our technologies;
●	variations in our or our competitors’ financial and operating results;
●	developments concerning our collaborations or partners;
●	developments or disputes with any third parties that supply, manufacture, sell or market any of our products;
●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
●	actual or perceived defects in any of our products, if commercialized, and any related product liability claims;
●	our ability or inability to raise additional capital and the terms on which we raise it;
●	declines in the market prices of stocks generally;
●	trading volume of our common stock;
●	sales of our common stock by us or our stockholders;
●	general economic, industry and market conditions; and
●	other events or factors, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 outbreak, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere.

S-5

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Additionally, securities of certain companies have recently experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in both the stock prices of those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment, as in many cases the price per share has declined steadily as interest in those stocks have abated. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that we will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $2.31 per share, the last reported sale price of our common stock on March 1, 2024 on The Nasdaq Global Market, and our net tangible book value as of December 31, 2023, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.45 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

As of December 31, 2023, we had outstanding options to purchase an aggregate of 752,410 shares of our common stock, of which all were exercisable at a weighted average exercise price of $1.35 per share. The exercise of such outstanding options will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

S-6

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreements and compliance with applicable law, we have the discretion to deliver a placement notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by a Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with that Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares of our common stock under or fully utilize the Sales Agreement as a source of financing.

Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be used to support investments that may be required to scale production capabilities with OEM-approved manufacturing partners, accelerate ASIC development, advance execution of our go-to-market strategy for both of our MAVIN and MOVIA products and for other general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

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DILUTION

If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value at December 31, 2023 was $78,569,000, or $0.40 per share of common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $150,000,000 at an assumed offering price of $2.31 per share, the last reported sale price of our common stock on March 1, 2024 on The Nasdaq Global Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value at December 31, 2023 would have been $223,569,000, or $0.86 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.46 per share to existing shareholders and an immediate and substantial dilution of $1.45 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$2.31
Net tangible book value per share at December 31, 2023	$0.40
Increase in net tangible book value per share attributable to this offering	$0.46
As-adjusted net tangible book value per share as of December 31, 2023, after giving effect to this offering	$0.86
Dilution per share to new investors in this offering	$1.45

The table above assumes, for illustrative purposes only, that an aggregate of 64,935,064 shares of our common stock are sold at an assumed offering price of $2.31 per share, for aggregate gross proceeds of approximately $150,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

To the extent that any options are exercised, new options are issued under the Incentive Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

These calculations are based on 194,712,732 shares outstanding as of December 31, 2023 and exclude, as of that date, the following:

●	752,410 shares of our common stock issuable upon exercise of outstanding options, which were all exercisable at a weighted average exercise price of $1.35 per share, under the Incentive Plan, as amended;
●	10,005,399 shares of our common stock underlying unvested and/or deferred stock awards; and
●	9,422,878 shares of our common stock reserved for issuance pursuant to the Incentive Plan.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $150,000,000 of shares of our common stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes us to issue 310,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2023, there were 194,712,732 shares of common stock, and no shares of preferred stock, outstanding.

All outstanding common stock is, and any stock issued under this prospectus supplement will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;
●	will share ratably in our net assets in the event of a liquidation; and
●	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agents under which we may offer and sell up to $150,000,000 of our shares of common stock, par value $0.001, from time to time through any of the Sales Agents acting as agents. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or, with our written consent, by any other method permitted by law, including but not limited to negotiated transactions.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify a Sales Agent of the number of shares to be issued and sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed a Sales Agent, unless such Sales Agent declines to accept the terms of such notice, each Sales Agent has agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. The Sales Agents may engage in passive market making transactions in the shares of common stock on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act. The Sales Agents may also trade in our common stock for their own accounts and for the accounts of any of their respective clients during the term of the Sales Agreement.

The settlement of the sales of shares between us and the Sales Agents will occur on the second trading day following the date on which such sales were made in return for payment of the net proceeds to us, unless otherwise specified in the applicable placement notice (or such earlier day as is industry practice for regular-way trading or required under Rule 15c6-1 under Exchange Act). Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we may also sell shares of our common stock directly to a Sales Agent, acting as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will pay each Sales Agent in an agency transaction a commission equal to 3% of aggregate gross proceeds we receive from the sale of our shares of common stock sold by such Sales Agent pursuant to the Sales Agreement. Any commissions, discount or other compensation to the Sales Agents with respect to a principal transaction will be set forth in the applicable terms agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time We have also agreed to reimburse the Sales Agents for the reasonable out-of-pocket expenses of the Sales Agents, including the reasonable fees and disbursements of legal counsel to the Sales Agents incurred in connection with this offering, in the amount of up to $200,000 in the aggregate for the Sales Agreement, and for ongoing services in connection with the transactions contemplated under the Sales Agreement, in the amount of up to $25,000 in the aggregate on a quarterly basis. We estimate that the total expenses for the offering, excluding any commissions payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $500,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Each Sales Agent will provide written confirmation to us no later than the open of trading on The Nasdaq Global Market on the trading day immediately following each trading day on which our shares of common stock are sold under the Sales Agreement by such Sales Agent. Each confirmation will include the number of shares sold on that day, the proceeds to us (with an itemization of the deductions) and the commission payable to the Sales Agents with respect to such sales.

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We will report in our filings with the SEC under the Exchange Act at least quarterly the number of shares of our common stock sold through the Sales Agents under the Sales Agreement and any terms agreement and the net proceeds received by us and the compensation paid by us from such sales.

In connection with the sale of our shares of common stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement by us and/or by each of the Sales Agents that are a party thereto.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act on the date hereof and is incorporated by reference in this prospectus supplement.

Any portion of the $150,000,000 included in this prospectus supplement that is not previously sold or included in an active issuance notice pursuant to the Sales Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the Sales Agreement, the full $150,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “MVIS.” The transfer agent of our common stock is Equiniti Trust Company, LLC, located at 6201 15th Avenue, Brooklyn, New York.

The Sales Agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. The Sales Agents have performed, are currently performing and may in the future perform, various financial advisory and investment banking services for us in connection with our evaluation of potential strategic transactions, for which they received or will receive customary fees and expenses.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-12

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Ropes & Gray LLP. The Sales Agents are represented by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington, in connection with the shares of common stock being offering hereby.

EXPERTS

Our consolidated financial statements and schedule and the effectiveness of our internal control over financial reporting as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as set forth in their reports, appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements are so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Ibeo Automotive Systems GmbH appearing in our Current Report on Form 8-K/A Amendment No. 1, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, an independent auditor, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus supplement, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on February 3, 2023, as amended on April 18, 2023; and

●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

We will promptly provide, without charge to each person (including any beneficial owners) who receives a copy of this prospectus supplement, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement. Requests should be directed to:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

S-13

PROSPECTUS

MicroVision, Inc.

$250,000,000

Common Stock

Preferred Stock

Warrants

We may sell from time to time up to $250,000,000 in the aggregate of our common stock, preferred stock, or warrants in one or more transactions.

We will provide specific terms of these securities and offerings in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “MVIS.” On February 26, 2024, the closing price of our common stock on The Nasdaq Global Market was $2.09 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 2 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our executive offices are located at 18390 NE 68th Street, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if necessary, a free writing prospectus, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, a free writing prospectus, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a free writing prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” before making an investment in our securities.

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “MicroVision,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to MicroVision, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

1

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by those sections. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements; our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market; and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly or annual reports or other filings, including filings after the date hereof, with the SEC under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

MicroVision is a global developer and supplier of lidar hardware and software solutions focused primarily on automotive lidar and advanced driver-assistance systems, or ADAS, markets where we can deliver safe mobility at the speed of life. We offer a suite of light detection and ranging, or lidar, sensors and perception and validation software to automotive original equipment manufacturers for ADAS and autonomous vehicle, or AV, applications, as well as to complementary markets for non-automotive applications including industrial, robotics and smart infrastructure. Our long history of developing and commercializing the core components of our lidar hardware and related software, combined with the experience of the team we acquired from Ibeo Automotive Systems, or Ibeo, with automotive-grade qualification, gives us a compelling advantage as a development and commercial partner.

To date, we have been unable to secure customers at scale needed to successfully launch our products. We have incurred substantial losses since inception, have incurred a significant loss during the fiscal year ended December 31, 2023 and expect to incur a significant loss during the fiscal year ended December 31, 2024.

2

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

3

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, as amended, authorizes us to issue 310,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2023, there were 194,712,732 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, duly authorized, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

●	are entitled to any dividends validly declared;

●	will share ratably in our net assets in the event of a liquidation; and

●	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

4

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, warrants or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

● the offering price or prices;

● the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

● the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

● the date on and after which such warrants and the related securities, if any, will be transferable separately;

● the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

● the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

● the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

● any material risk factors, if any, relating to such warrants;

● the identity of any warrant agent; and

● any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

5

PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

● the terms of the securities to which such prospectus supplement relates;

● the name or names of any underwriters, if any;

● the purchase price of the securities and the proceeds we will receive from the sale;

● any underwriting discounts and other items constituting underwriters’ compensation; and

● any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

6

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities offered hereby are not expected to be listed on a securities exchange or market, except for the common stock, which is currently listed on The Nasdaq Global Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on February 3, 2023, as amended on April 18, 2023; and

●	The description of our Common Stock contained in Exhibit 4.2 to our Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021, including any amendments or reports filed for the purpose of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.

18390 NE 68th Street

Redmond, Washington 98052

Attention: Investor Relations

(425) 936-6847

You can also find these filings on our website at www.microvision.com. We are not incorporating the information on our website other than these filings into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

7

LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

Our consolidated financial statements and schedule and the effectiveness of our internal control over financial reporting as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as set forth in their reports, appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Ibeo Automotive Systems GmbH appearing in our Current Report on Form 8-K/A Amendment No. 1, have been audited by EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft, an independent auditor, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

8

MicroVision, Inc.

$150,000,000

Common Stock

Prospectus Supplement

Deutsche Bank Securities	Mizuho	Craig-Hallum

March 5, 2024